                                                                       Exhibit 5

               [Marriott International Law Department Letterhead]


January 17, 2001

Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817

Ladies and Gentlemen:

We have acted as counsel for Marriott International, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration of up to $300,000,000 aggregate initial offering price of debt securities, common stock and/or preferred stock (collectively, the "Securities") on a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement.

The debt securities will be issued pursuant to that certain Indenture between the Company and The Chase Manhattan Bank, as trustee, dated as of November 16, 1998 (the "Indenture"). Each series of preferred stock is to be issued under the Company's restated certificate of incorporation, as amended from time to time and one or more resolutions of the board of directors setting forth the terms and conditions of the preferred stock. The common stock is to be issued under the Company's restated certificate of incorporation, as amended from time to time.

As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the "corporate proceedings"), the Company's board of directors will, before they are issued, authorize the issuance of any Securities other than the debt securities, and certain terms of the Securities to be issued by the Company from time to time will be approved by the board of directors or a committee thereof or certain authorized officers of Company.

We have examined or are otherwise familiar with the Company's restated certificate of incorporation and by-laws, the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing and the assumptions that follow, we are of the opinion that:

1.    The Indenture is a valid and binding obligation of the Company and upon
      (a) the completion of all required corporate proceedings relating to the issuance of debt securities, (b) the due execution and delivery of the debt securities, and (c) the due authentication of the debt securities by a duly appointed trustee, such debt securities will be valid and binding obligations of the Company.

2. Upon (a) the completion of all required corporate proceedings relating to the issuance of preferred stock, and (b) the due execution, issuance and delivery of certificates representing the preferred stock pursuant to the applicable resolutions of the Company's board of directors, the preferred stock will be validly authorized and issued, fully paid and non-assessable.

3. Upon (a) the completion of all required corporate proceedings relating to the issuance of common stock, and (b) the execution, issuance and delivery of certificates representing common stock, the common stock will be validly authorized and issued, fully paid and non-assessable.

The foregoing opinions assume that (a) the consideration designated in the applicable corporate proceedings for any Security has been received by the Company in accordance with applicable law; and (b) the Registration Statement has become effective under the Securities Act. To the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the Company's Law Department in the prospectus that forms a part of the Registration Statement.

Very truly yours,

MARRIOTT INTERNATIONAL, INC.
LAW DEPARTMENT


By:  /s/ Joseph Ryan
     --------------------------------------------
     Joseph Ryan
     Executive Vice President and General Counsel